UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 29, 2011 Date of earliest event reported: September 28, 2011
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on September 9, 2009, Caterpillar Inc. (“Caterpillar”) entered into a Joint Venture Operating Agreement (the “Operating Agreement”) with Navistar, Inc. (“Navistar”), a principal operating subsidiary of Navistar International Corporation.  The Operating Agreement governed the operations of NC2 Global LLC (“NC2”), a joint venture formed by Caterpillar and Navistar for the purpose of developing, designing, testing, manufacturing, assembling, branding, marketing, selling, distributing and providing product support for heavy and certain medium duty trucks outside of North America and the Indian subcontinent (the “Joint Venture Business”).  Under the Operating Agreement, each of Caterpillar and Navistar owned 50% of the ownership interest in NC2.

Pursuant to agreements signed on September 28, 2011, Navistar and Caterpillar restructured their relationship resulting in (i) the termination of the Operating Agreement, and (ii) Navistar and its affiliates subsequently acquiring all of Caterpillar’s ownership interest in NC2.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: September 29, 2011		James B. Buda
Senior Vice President and Chief Legal Officer